Exhibit 3.1.3

ARTICLES OF AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION OF
DYNEX CAPITAL, INc.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11, Section 707 of the Code of Virginia states as follows:

1.	The name of the corporation is DYNEX CAPITAL, INC. (the “Corporation”).

2.	The Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”) are amended as follows:
(a)    The first sentence of the first paragraph of Article III of the Articles of Incorporation is hereby amended to read as follows:
The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 200,000,000 shares of Common Stock with the par value of $.01 each.
(b)     The second and third sentences of the first paragraph of Article III of the Articles of Incorporation, and the second and third paragraphs of Article III of the Articles of Incorporation, are hereby deleted.
(c)    All of Article IIID of the Articles of Incorporation is hereby deleted.

3.	The foregoing amendments were adopted by the Board of Directors on April 12, 2013.

4.
The amendments were proposed by the Board of Directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9, Article 11, Section 707 of the Code of Virginia, and:

With respect to the amendment in Section 2(a) above:

(a)	The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

	Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast

	Common Stock	54,935,978	54,935,978

(b)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

	Designation	Total Votes For	Total Votes Against

	Common Stock	42,965,190	2,799,758

(c)
And the number of votes cast for the amendment by the voting group was sufficient for approval by the voting group. The Corporation's outstanding shares of Preferred Stock were not entitled to vote on this amendment.

With respect to the amendment in Section 2(b) above:

(a)	The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

	Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast

	Common Stock	54,935,978	54,935,978

(b)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

	Designation	Total Votes For	Total Votes Against

	Common Stock	45,384,737	414,344

(c)
And the number of votes cast for the amendment by the voting group was sufficient for approval by the voting group. The Corporation's outstanding shares of Preferred Stock were not entitled to vote on this amendment.

With respect to the amendment in Section 2(c) above:

(a)	The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

	Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast

	Common Stock	54,935,978	54,935,978

(b)	The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

	Designation	Total Votes For	Total Votes Against

	Common Stock	45,353,905	421,799

(c)
And the number of votes cast for the amendment by the voting group was sufficient for approval by the voting group. The Corporation's outstanding shares of Preferred Stock were not entitled to vote on this amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed as of this 11th day of June, 2013.

DYNEX CAPITAL, INC.

By: /s/ Stephen J. Benedetti

Name: Stephen J. Benedetti
Title: Executive Vice President, Chief
Operating Officer and Chief Financial Officer